EXHIBIT 10.8
(English Translation)

Contract of the Gas Pipeline Installment Project in
Tiancheng Community in Acheng City

Part A: Tianjin Singocean Public Utility Development Co., Ltd
Part B: China North Industry Installment Company

1.	Summary of the Project

a)	Name of the Project: Gas Supply Project in Tiancheng Community

b)	Adress

c)	Content of the Project: Gas Pipeline Installment inside rooms and courtyards in Tiancheng Community

d)	Method: including construction and materials

e)	Unit Price: installment inside rooms: 310 RMB/ households (including meters)

installment inside courtyards: 660 RMB/ households

f)	Numbers of households: 200

g)	Total Money of Contract: 132,000 RMB

2.	Timeline of the Project

The project for 200 households will be started on August, 7th, 2007 and finished on Sep, 5th, 2007

3.	Responsibilities of Part A:

a)	Part A should sent the project blueprints and documents to Part B before the start of the project

b)	Part A should select a design institution

c)	Part A should send a staff, who will stay on site and be in charge of coordination and inspection of the process and quality of the project.

d)	If Part B breaks the rule of construction, the manager on site has rights to stop him

4.	Responsibilities of Part B:

a)	Part B is responsible for getting all the approvals after completion of the project. Part A is responsible for coordination.

b)	Part B is responsible for his payments of hotels

c)	Part B should send the construction plan to Part A before the start of construction

d)	Part B should send the construction schedule to Part A, who will inspect the timeline.

e)	Materials used in the project must be satisfied according to the criteria. The inspection man should make records of materials.

f)	The construction inside rooms must be implemented under the national rule and subject to the blueprints

g)	The Samples must be made firstly and approved by every party. The samples will be basic of actual construction and the criteria of examination.

h)	The construction outside rooms must be implemented under the national rule and subject to the blueprints

i)	Clean works must be done after the completion of the construction outside rooms.

j)	Part B must send staffs on the site at the time of ignition to solve the quality problem

k)	Part B must not transmit any part of the project to other parties. If Part B break the clause, Part A has right to terminate the contract and ask the payment of 15% of the total amount by Part B.

l)	Part B must make a list of material of construction and sent it to Part A

5.	Payment

After the completion and examination of the project, Part A will pay the construction fee.

6.	Quality Examination

a)
Part B must undertake the construction in subject to national rules and blueprints. Part B must be inspected by inspectors and Part A. The project must be well qualified. For the unqualified sections, Part B must undertake reconstruction and pay the cost.

b)	The invisible sections of the project must not be constructed until it is examined by all the parties.

c)	Part B must get the approval of Part A to change the original design. Part A will inform Part B if Part A wants to make changes and Part B will accept the changes.

7.	Warranty

The warranty will be available for 12 months from the date of completion of examination by all the parties. During the warranty period, Part B will undertake repair without payment for any quality problem. The cost of repair caused by Part B will paid by Part B and The cost of repair caused by Part A will paid by Part A.

8.	Rules of Certification on site

a)	For the destruction in the process of project, Part A and inspectors can make certification according to actual situation

b)	Content of Certification must be included in the contract.

9.	Numbers of contract and validation Periods

a)	There are 4 copies of the contract and Part A and B have two copies respectively. The contract will be executive since both parties make signature.

b)	The contract can not be revised and cancelled.

Any other problems will be solved by negotiations.

Date: August, 8th, 2007